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                                                                    EXHIBIT 10.1


                                FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and
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entered into as of this 8th day of June, 2001, by and between Jameson Inns,
Inc., a real estate investment trust incorporated under the laws of the State of Georgia (the "Company"), and Thomas W. Kitchin, an individual resident of the
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State of Georgia (the "Executive").
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                                   BACKGROUND

     Executive and Company are parties to that certain Employment Agreement, dated February July 27, 2000 (the "Agreement"), pursuant to which Executive
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agreed to serve as Chairman of the Board of Directors (the "Board") and
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President of Company.  Pursuant to the terms of the Agreement, neither Executive nor any corporation, firm, partnership, joint venture or other entity of which he is an officer, employee, consultant or holder of ten percent or more of the issued and outstanding Voting Securities or equity interests (any such entity, an "Affiliated Entity") may own, operate or manage any limited-service motel or hotel other than the Inns owned by Company. Company desires to be in a position to create a taxable REIT subsidiary, as that term is defined in Internal Revenue Code (S)856(l) and to engage Jameson Hospitality, LLC ("JH,LLC"), which is an Affiliated Entity, to serve in the capacity of an eligible independent management company that qualifies as such under Internal Revenue Code (S)856(l). The Board acknowledges that in order for JH,LLC to qualify as an independent management company, JH,LLC must manage and operate limited-service motels and hotels that are not owned by the Company. The Board believes that allowing JH,LLC to engage in the business of managing limited-service hotels and motels for others will promote the best interests of Company and its stockholders. The Board has approved deleting from the Agreement all restrictions on Executive and any Affiliated Entity with respect to operating and managing any limited-service hotels or motels that are not owned by the Company.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 5 of the Agreement is deleted in its entirety, and the remaining Sections of the Agreement will retain their original numbering.

     In all other respects, the Agreement shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.


                                    JAMESON INNS, INC.


                                    By:           Steven A. Curlee
                                        ---------------------------------------
                                         Steven A. Curlee, Vice President-Legal

                                    EXECUTIVE:


                                                  Thomas W. Kitchin
                                    -------------------------------------------
                                    Thomas W. Kitchin

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